UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  September 22, 2009

ATWOOD OCEANICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

COMMISSION FILE NUMBER 1-13167

IRS Employer Identification No. 74-1611874

15835 Park Ten Place Drive
Houston, Texas, 77084
(Address of Principal Executive Offices)

(281) 749-7800
(Registrant’s Telephone Number,
Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 22, 2009, Atwood Oceanics, Inc., (the “Company”) announced that John R. Irwin, Chief Executive Officer and President, and James M. Holland, Chief Financial Officer, Senior Vice President and Secretary, plan to retire from the Company with effect from July 31, 2010 and December 31, 2010, respectively, subject to the Company’s confirmation of suitable successors.  In contemplation of their departures from the Company, the Company has entered into an Executive Retention Agreement with each of Messrs. Irwin and Holland to secure their services until their respective dates of planned retirement, providing continuity of management in the interim.  In connection with the foregoing, the Company has entered into new Executive Agreements with each of Messrs. Irwin and Holland to replace the Executive Agreements dated September 18, 2002 for each of Messrs. Irwin and Holland (the “Prior Executive Agreements”).  Each of the foregoing agreements was approved by the Company’s Compensation and Human Resources Committee of the Board of Directors.  The Nominating and Corporate Governance Committee of the Board of Directors has engaged an executive search firm to assist with evaluation and recruitment of suitable successor candidates.

The Executive Retention Agreements provide for, among other things, the continued employment by the Company of Messrs. Irwin and Holland through initial terms of July 31, 2010 and December 31, 2010, respectively.  The Executive Retention Agreements are subject to automatic extension beyond their initial terms such that, unless either party gives notice prior to the expiration of the initial terms, they will automatically extend so that after the initial terms there will always be ninety days remaining in the terms, subject to earlier termination or notice that the agreements will no longer automatically extend.  At the Company’s request, the executives may retire from their executive positions prior to the expiration of the term, but may continue employment with the Company in different capacities pursuant to the terms of the Executive Retention Agreements.  In such event, the executives will be paid commensurately with their new positions and be entitled to benefits on the same basis as other Company employees.

The Executive Retention Agreements set forth the terms and conditions of termination of employment by the Company with or without cause, termination of employment by the executives for good reason, and termination of employment due to death or disability.  The Executive Retention Agreements also provide for the obligations of the executives and the Company post-termination of employment, including severance payments, bonus, benefits, acceleration of vesting and termination of restriction periods with regard to long term stock incentives (to the extent allowed by law and the plans they are granted thereunder) and non-competition and non-solicitation provisions.

In general, so long as Messrs. Irwin or Holland stay thru the initial term of their respective Executive Retention Agreements, their employment is terminated by the Company without cause during the term, or they terminate their employment with the Company for cause during the term, they will be entitled to full vesting of long term stock incentives, all contributions made by the Company for the account of the executive to any pension, thrift or any other benefit plan, and all other benefits or bonuses which contain vesting or exercisability provisions or restriction periods conditioned upon or subject to the continued employment of the executive, shall become fully vested and exercisable and any restriction periods shall terminate to the extent allowed by law and the terms of any plans and arrangements governing same.

If Messrs. Irwin or Holland are asked to retire by the Company during the term from their executive positions and their employment is not continued, they will be entitled to payments under the Executive Retention Agreements as if their employment were terminated by the Company without cause.  If the Company terminates the employment of Messrs. Irwin or Holland without cause during the term or either of them terminate their employment with the Company for cause, they will be entitled to receive all salary to the extent not then paid thru the date of termination, severance equal to the amount of salary otherwise then due thru the remainder of the term, 100% of their bonuses for fiscal years 2009 and 2010 to the extent not yet paid regardless of whether such fiscal year is complete at the time of termination, and pro rata bonus for subsequent fiscal years thru the date of termination of employment.  In addition, for so long as allowed by such plans the Company shall continue the participation of the executive at executive’s expense in all life, accident, disability, medical, dental and all other health plans maintained by the Company for its senior executives.

In the case of Mr. Irwin, who is currently a director of the Company, the Executive Retention Agreement also provides that Mr. Irwin will continue to serve as a director of the Company and,  if so nominated and elected, to the date of the 2013 annual shareholders’ meeting relating to the election of directors.  If Mr. Irwin continues to serve as a Company director and his employment with the Company does not continue, he will be compensated for his service as a director and will be eligible for stock incentive awards on the same basis as other non-employee directors.

The Executive Agreements provide for payments upon a termination of employment in a change of control period substantially on the same basis as that provided for in the Prior Executive Agreements.  The differences in the Executive Agreements and the Prior Executive Agreements are intended to reflect the entry into the Executive Retention Agreements, the contemplated retirement of each of Messrs. Irwin and Holland, to reflect changes in the Company’s benefits and long term incentive plans and changes in law since the execution of the Prior Executive Agreements.  The Executive Agreements only address the terms of employment and compensation in the event of a termination of employment in connection with a change of control of the Company and not as a result of termination unrelated to such change of control and are intended to provide an appropriate retention incentive while balancing the value to the Company of such retention beyond a transition period.  The Executive Agreements have terms until July 31, 2011, for Mr. Irwin and until December 31, 2011, for Mr. Holland.  The post change of control employment period is two years and six months for Mr. Irwin and one year and six months for Mr. Holland, commencing on the date of the change of control, which must occur during the term of the Executive Agreements.

In general, if the employment of Messrs. Irwin or Holland is terminated by the Company without cause or by the executive for good reason during the post change of control employment period, the executive shall be entitled to receive any salary to the extent not yet paid as well as a pro rated bonus for the current fiscal year based upon the highest annual bonus the executive has previously received.  In addition, they shall receive a severance amount based upon the highest annual base salary and annual bonus received by each of them for any preceding fiscal year pro rated through the remainder of the post change of control employment period.  They will also be entitled to full vesting of long term stock incentives, all contributions made by the Company for the account of the executive to any pension, thrift or any other benefit plan, and all other benefits or bonuses which contain vesting or exercisability provisions or restriction periods conditioned upon or subject to the continued employment of the executive, shall become fully vested and exercisable and any restriction periods shall terminate to the extent allowed by law and the terms of any plans and arrangements governing same.  For the remainder of the post change of control employment period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the executives at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described if the executives’ employment had not been terminated.

The Executive Retention Agreements provide that payments thereunder shall be credited against amounts due for the same categories of payment due under the Executive Agreements or the Company’s retention plan for salaried employees, but only to the extent that such payments are duplicative.

Other than as described above, there were no changes to the terms of employment of Messrs. Irwin and Holland.  The foregoing descriptions of the Executive Retention Agreements and the Executive Agreements do not purport to be complete and are qualified in their entirety by reference to the Executive Retention Agreements and the Executive Agreements which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.  Also attached hereto as Exhibit 99.1 is a related press release dated September 22, 2009.

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including:  the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2008, filed with the Securities and Exchange Commission.

ITEM 9.01                      EXHIBITS

(d)           Exhibits

Exhibit No.                      Description of Exhibit

10.1	Executive Retention Agreement between Atwood Oceanics, Inc. and John R. Irwin dated September 22, 2009.
10.2	Executive Retention Agreement between Atwood Oceanics, Inc. and James M. Holland dated September 22, 2009.
10.3	Executive Agreement between Atwood Oceanics, Inc. and John R. Irwin dated September 22, 2009.
10.4	Executive Agreement between Atwood Oceanics, Inc. and James M. Holland dated September 22, 2009.
99.1	Press release dated September 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC.
(Registrant)

/s/ James M. Holland
James M. Holland
Senior Vice President
DATE: September 22, 2009